Exhibit 99.1

Maze Therapeutics Reports First Quarter 2026 Financial Results and Recent Highlights

Positive topline data from Phase 2 HORIZON trial of MZE829 in patients with broad AMKD provide proof-of-concept and support advancement into pivotal trial; additional HORIZON data expected in late 2026 or early 2027

Phase 2 proof-of-concept clinical trials evaluating MZE782 in PKU and CKD on track to initiate in 2026

Strong balance sheet with $528 million in cash, cash equivalents and marketable securities; inclusive of net proceeds from the $150 million registered offering and $20 million MZE001 milestone payment in April 2026; cash runway expected to extend into 2029

SOUTH SAN FRANCISCO, Calif., May 12, 2026 (GLOBE NEWSWIRE) – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical company developing small molecule precision medicines for patients with kidney and metabolic diseases, today reported financial results for the first quarter ended March 31, 2026, highlighting recent progress and business updates.

“We continue to execute across our clinical pipeline in 2026, and with positive topline data reported from our Phase 2 HORIZON trial of MZE829 in broad AMKD in the first quarter, we are more confident than ever in our potential to harness the power of genetics to transform the lives of patients,” said Jason Coloma, Ph.D., chief executive officer of Maze. “Looking ahead to the rest of the year, we remain on track to initiate a Phase 2 trial of MZE782 in PKU around the middle of this year with topline data expected in 2027, and an additional Phase 2 study is expected to initiate in CKD in the second half of this year. We also look forward to reporting additional results from the HORIZON study in late 2026 or early 2027, and to advancing MZE829 into a pivotal trial in moderate AMKD patients without diabetes, including those with FSGS. With a strong balance sheet and expected cash runway into 2029, we continue to focus on clinical execution and pivotal study preparation.”

Program Progress and Anticipated Milestones

MZE829 for APOL1-Mediated Kidney Disease (AMKD)

MZE829 is an oral, small molecule, dual-mechanism APOL1 inhibitor that Maze is advancing as a potential treatment for patients with AMKD, a subset of chronic kidney disease (CKD) estimated to affect over one million people in the United States alone.

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In March 2026, Maze announced positive topline data from the Phase 2 HORIZON trial evaluating MZE829 in patients with broad AMKD, representing the first-ever clinical proof-of-concept data in this genetically-defined, broad AMKD population. The results demonstrated that treatment with MZE829 led to a clinically meaningful mean reduction in proteinuria, as measured by urinary albumin-to-creatinine ratio (uACR), of 35.6% at week 12 in broad AMKD patients, with 50% of patients achieving a greater than 30% reduction in uACR. In patients with severe focal segmental glomerulosclerosis (FSGS), treatment with MZE829 led to a mean reduction in uACR of 61.8%. In patients with AMKD without diabetes, treatment with MZE829 resulted in a clinically meaningful mean reduction in uACR of 48.6%. In patients with AMKD with diabetes, five patients were evaluable per protocol for efficacy, with two patients achieving at least a 30% reduction in uACR. No serious adverse events or severe treatment-related adverse events were observed.

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Based on the topline results from HORIZON, Maze plans to initiate a pivotal trial in patients with moderate AMKD without diabetes, including those with FSGS, in the first half of 2027, subject to regulatory feedback.

MZE782 for Phenylketonuria (PKU) and CKD

MZE782 is an oral, small molecule targeting the solute transporter, SLC6A19, with potential to be a best-in-class therapy for patients with PKU, an inherited metabolic disorder, and a first-in-class treatment for the estimated five million U.S. patients with CKD who inadequately respond to currently available CKD therapies.

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Maze plans to initiate two Phase 2 proof-of-concept trials of MZE782 evaluating plasma phenylalanine (Phe) reduction in PKU and proteinuria reduction in CKD by mid-2026 and in the second half of 2026, respectively. Topline data from the PKU Phase 2 trial is expected in 2027.

Recent Corporate Highlights

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In April 2026, Maze completed a registered offering of its common stock and pre-funded warrants for gross proceeds of approximately $150 million, before deducting underwriting discounts and commissions and other offering expenses payable by Maze.

First Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $362.9 million as of March 31, 2026, compared to $360.0 million as of December 31, 2025. Maze expects that its cash, cash equivalents and marketable securities as of March 31, 2026, together with the proceeds from the registered offering completed in April 2026 and a $20 million milestone payment received from Shionogi & Co., Ltd. in April 2026, will fund operations into 2029 based on its current business plan.

License Revenue: License revenue was $20.0 million for the quarter ended March 31, 2026. No license revenue was recognized for the quarter ended March 31, 2025. License revenue recognized in the first quarter of 2026 reflects the achievement of a milestone pursuant to the exclusive license agreement with Shionogi & Co., Ltd. for the rights to MZE001, an investigational oral glycogen synthase 1 (GYS1) inhibitor that aims to address Pompe disease by limiting disease-causing glycogen buildup.

Research & Development (R&D) Expenses: R&D expenses were $34.1 million and $27.6 million for the quarter ended March 31, 2026 and 2025, respectively. The increase primarily reflects higher clinical trial expenses for the Phase 2 trial of MZE829 in AMKD and start-up activities for the planned Phase 2 trial of MZE782 in PKU and higher personnel-related costs, including non-cash stock-based compensation expense.

General & Administrative (G&A) Expenses: G&A expenses were $12.4 million and $7.8 million for the quarter ended March 31, 2026 and 2025, respectively. The increase primarily reflects higher personnel-related expenses, including non-cash stock-based compensation expense, and costs for professional services.

Net Loss: Net loss was $24.2 million, or $0.45 per share, and $32.8 million, or $1.15 per share, for the quarter ended March 31, 2026 and 2025, respectively.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel small molecule precision medicines for patients with kidney and metabolic diseases. Guided by its Compass™ platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, a dual-mechanism APOL1 inhibitor in Phase 2 development for APOL1-mediated kidney disease (AMKD), and MZE782, a SLC6A19 inhibitor advancing to Phase 2 with the potential to treat both phenylketonuria (PKU) and chronic kidney disease (CKD). Maze is headquartered in South San Francisco. For more information, please visit mazetx.com, or follow Maze on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the company’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat PKU, CKD or other indications, the planned timing of the company’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutic candidates, the company’s expected cash runway, and the ability to drive financial results and stockholder value. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

IR/Corporate Contact:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Amanda Lazaro, 1AB Media

Amanda@1ABMedia.com

Maze Therapeutics, Inc.

Select Condensed Financial Information

(in thousands, except share and per share amounts)

(unaudited)

Condensed Statements of Operations

	Three Months Ended
	March 31,
	2026	2025
License revenue	$20,000	$—

Operating expenses:
Research and development	34,148	27,580
General and administrative	12,405	7,821
Total operating expenses	46,553	35,401
Loss from operations	(26,553)	(35,401)
Other income (expense):
Interest and other income, net	3,211	2,615
Interest expense	(866)	—
Total other income, net	2,345	2,615
Net loss	$(24,208)	$(32,786)
Net loss per share, basic and diluted	$(0.45)	$(1.15)
Weighted-average shares of common stock outstanding used to compute net loss per share, basic and diluted	53,897,216	28,628,430

Condensed Balance Sheet Data

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$362,938	$360,031
Total assets	$419,710	$397,127
Total liabilities	$78,009	$42,161
Total stockholders’ equity	$341,701	$354,966